Exhibit 99.1

NEWS RELEASE

Contacts: Bob Halliday

Executive Vice President and

Chief Financial Officer

978.282.7597

or

Mary Wright

Director, Investor Relations

978.282.5859

or

Tom Baker

Vice President, Finance

978.282.2301

Varian Semiconductor Equipment Associates Reports

Fiscal 2008 Second Quarter Results

GLOUCESTER, MA, April 24, 2008 – Varian Semiconductor Equipment Associates, Inc. (“Varian Semiconductor”) (Nasdaq: VSEA) today announced results for its fiscal 2008 second quarter ended March 28, 2008.

Revenue for the second quarter of fiscal 2008 totaled $255.3 million, compared to revenue of $241.8 million for the same period a year ago. Varian Semiconductor recorded net income of $34.1 million, or $0.45 per diluted share during the second quarter of fiscal 2008, compared to net income of $38.4 million, or $0.46 per diluted share for the same period a year ago.

Gary Dickerson, Varian Semiconductor’s chief executive officer, said, “Varian’s market share increased from 43.2% in 2006 to 64.5% in 2007. We increased market share in the high current and medium current market segments and maintained 100% of the fast-growing, ultra high dose market. Our market share increases across the segments were driven by the product development and financial leverage of the VIISta common product platform. We expect to continue to leverage the VIISta platform for additional rapid product introductions and operating leverage.”

Bob Halliday, chief financial officer, stated “Second quarter revenues and operating margin were approximately what we expected for the quarter. However, the outlook for the remainder of the year softened during the quarter, particularly in Asia. This reduced foreign outlook resulted in a higher share of U.S. taxable income, which is taxed at a higher tax rate. The tax rate for the year-to-date period has increased to 38.2%, with a second quarter tax rate of 45% to catch up for the amount recorded previously. With a normalized business mix in the future, we expect Varian’s tax rate to trend down over the next few years. The higher tax rate in the second quarter reduced earnings by $0.10 per diluted share.”

Bob Halliday also provided forward guidance for the third quarter of fiscal 2008. “We currently expect revenue to be between $175 and $185 million. Earnings per share are anticipated to range from $0.21 to $0.26 per diluted share due to a tax rate of approximately 39.5%.”

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VSEA Announces FY 2008 Q2 Results	Page 2	April 24, 2008

Varian Semiconductor will hold a conference call, broadcast over the Internet, at 5:30 p.m. eastern time today to discuss Varian Semiconductor’s operating results and outlook. Access to the call is available through the investor relations page on Varian Semiconductor’s website at www.vsea.com. Replays will be available via the website for two weeks after the call.

About Varian Semiconductor Equipment Associates, Inc.

Varian Semiconductor is the leading producer of ion implantation equipment used in the manufacture of semiconductors. Varian Semiconductor is headquartered in Gloucester, Massachusetts, and operates worldwide. Varian Semiconductor maintains a website at www.vsea.com. The information contained in Varian Semiconductor’s website is not incorporated by reference into this release, and the website address is included in this release as an inactive textual reference only.

Note: This press release contains forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. For this purpose, statements concerning the industry outlook, Varian Semiconductor’s guidance for third quarter fiscal 2008 revenue and earnings per share, market share, expected product plans, financial performance, market conditions, Varian Semiconductor’s positioning new products and applications for ion implant, and any statements using the terms “believes,” “anticipates,” “will,” “expects,” “plans” or similar expressions, are forward-looking statements. The forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: volatility in the semiconductor equipment industry; intense competition in the semiconductor equipment industry; Varian Semiconductor’s dependence on a small number of customers; fluctuations in Varian Semiconductor’s quarterly operating results; Varian Semiconductor’s transition to new products; Varian Semiconductor’s exposure to risks of operating internationally; uncertain protection of Varian Semiconductor’s patent and other proprietary rights; Varian Semiconductor’s reliance on a limited group of suppliers; Varian Semiconductor’s ability to manage potential growth, decline and strategic transactions; Varian Semiconductor’s reliance on one primary manufacturing facility; and Varian Semiconductor’s dependence on certain key personnel. These and other important risk factors that may affect actual results are discussed in detail under the caption “Risk Factors” in Varian Semiconductor’s Annual Report on Form 10-Q for the quarter ended December 28, 2007 and in other reports filed by Varian Semiconductor with the Securities and Exchange Commission. Varian Semiconductor cannot guarantee any future results, levels of activity, performance or achievement. Varian Semiconductor undertakes no obligation to update any of the forward-looking statements after the date of this release.

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VSEA Announces FY 2008 Q2 Results	Page 3	April 24, 2008

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Fiscal Three Months Ended		Fiscal Six Months Ended
	March 28, 2008	March 30, 2007	March 28, 2008	March 30, 2007
Revenue
Product	$234,962	$219,863	$470,472	$422,213
Service	20,347	19,695	38,876	41,172
Royalty	29	2,246	46	4,042

Total revenue	255,338	241,804	509,394	467,427
Cost of revenue	134,093	130,960	265,945	256,130

Gross profit	121,245	110,844	243,449	211,297

Operating expenses
Research and development	28,539	25,556	57,282	49,779
Marketing, general and administrative	32,838	32,557	65,401	63,026

Total operating expenses	61,377	58,113	122,683	112,805

Operating income	59,868	52,731	120,766	98,492
Interest income, net	2,156	5,794	4,863	11,419
Other income (expense), net	44	(22)	93	693

Income before income taxes	62,068	58,503	125,722	110,604
Provision for income taxes	28,014	20,080	48,001	35,189

Net income	$34,054	$38,423	$77,721	$75,415

Weighted average shares outstanding – basic	74,106	81,996	74,518	82,562
Weighted average shares outstanding – diluted	75,252	83,751	76,002	84,246
Net income per share – basic	$0.46	$0.47	$1.04	$0.91
Net income per share – diluted	$0.45	$0.46	$1.02	$0.90

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VSEA Announces FY 2008 Q2 Results	Page 4	April 24, 2008

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 28, 2008	September 28, 2007
ASSETS
Current assets
Cash and cash equivalents	$111,967	$109,514
Short-term investments	57,042	88,384
Accounts receivable, net	242,654	189,573
Inventories	164,733	170,293
Deferred income taxes	27,873	27,907
Other current assets	14,898	26,010

Total current assets	619,167	611,681
Long-term investments	77,653	96,153
Property, plant and equipment, net	70,208	73,980
Other assets	17,235	17,274

Total assets	$784,263	$799,088

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt	$533	$510
Accounts payable	47,114	49,863
Accrued expenses	50,968	55,289
Product warranty	11,505	12,183
Deferred revenue	51,059	54,742

Total current liabilities	161,179	172,587
Long-term accrued expenses and other liabilities	62,762	53,904
Deferred income taxes	3,858	3,858
Long-term debt	2,488	2,761

Total liabilities	230,287	233,110

Stockholders’ equity
Common stock	932	927
Capital in excess of par value	564,843	548,426
Less: Cost of treasury stock	(639,785)	(535,423)
Retained earnings	629,238	553,221
Accumulated other comprehensive loss	(1,252)	(1,173)

Total stockholders’ equity	553,976	565,978

Total liabilities and stockholders’ equity	$784,263	$799,088

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